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                                                                     EXHIBIT 11
                                                                     ----------

                        COMPUTER TASK GROUP, INCORPORATED
                        ---------------------------------




         Computation of diluted earnings per share under treasury stock method set forth in Statement of Financial Accounting Standards No. 128, "Earnings Per Share."






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                    COMPUTATION OF DILUTED EARNINGS PER SHARE
                    UNDER TREASURY STOCK METHOD SET FORTH IN
              STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 128,
                              "EARNINGS PER SHARE"

                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)





                                                       QUARTER ENDED         THREE QUARTERS ENDED
                                                    SEPT. 25,  SEPT. 26,     SEPT. 25,   SEPT. 26,
                                                      1998       1997           1998       1997
                                                    -------    -------        -------    -------

Weighted-average number of shares
    outstanding during period                        16,248     16,881         16,184     16,842
Add Common Stock equivalents -
     incremental shares under stock option plans        611        962            752        823
                                                    -------    -------        -------    -------

Number of shares on which diluted
    earnings per share is based                      16,859     17,843         16,936     17,665
                                                    =======    =======        =======    =======

Net income for the period                           $ 6,216    $ 4,717        $17,127    $12,871
                                                    =======    =======        =======    =======

Diluted earnings per share                          $  0.37    $  0.26        $  1.01    $  0.73
                                                    =======    =======        =======    =======

Basic earnings per share                            $  0.38    $  0.28        $  1.06    $  0.76
                                                    =======    =======        =======    =======












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